UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 17, 2006

SPATIALIGHT, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

000-19828	16-1363082
(Commission File Number)	(IRS Employer Identification No.)

Five Hamilton Landing, Suite 100, Novato, California	94949
(Address of Principal Executive Offices)	(Zip Code)

(415) 883-1693
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 17, 2006, SpatiaLight, Inc. (the “Company”) entered into Purchase Agreements with four institutional buyers for the sale of an aggregate of 500,000 of the Company’s common shares at a price per share of $2.18 for an aggregate purchase price of approximately $1,090,000. The Company made the sale pursuant to a post-effective amendment to a shelf-registration statement on Form S-3 (File Number 333-122392), which was declared effective by Securities and Exchange Commission before this transaction. Attached as Exhibits 10.1 and 10.2 are the Purchase Agreements that the Company and the institutional buyers executed in connection with the sale of the Company's common shares.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

10.1	Purchase Agreement, dated March 17, 2006, among SpatiaLight, Inc. and Bluegrass Growth Fund, Ltd. and Bluegrass Growth Fund, L.P.

10.2	Purchase Agreement, dated March 17, 2006, among SpatiaLight, Inc. and Southshore Capital Fund Ltd. and Southridge Partners LP.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPATIALIGHT, INC.

By:	/s/ Robert A. Olins
Name: Robert A. Olins
Title: Chief Executive Officer

Date: March 23, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement, dated March 17, 2006, among SpatiaLight, Inc. and Bluegrass Growth Fund, Ltd. and Bluegrass Growth Fund, L.P.

10.2	Purchase Agreement, dated March 17, 2006, among SpatiaLight, Inc. and Southshore Capital Fund Ltd. and Southridge Partners LP.